UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 Rutherford Road, Carlsbad, California	92008-7328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 931-1771

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Officer Employment Agreements

Callaway Golf Company (the “Company”) has entered into a new officer employment agreement with each of Steven C. McCracken, Senior Executive Vice President and Chief Administrative Officer, Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer, David A. Laverty, Senior Vice President, Operations and Thomas T. Yang, Senior Vice President, International. Each of these agreements was entered into as of May 1, 2008. Their prior employment agreements with the Company expired by their terms on April 30, 2008. Set forth below is a brief description of the material terms of the new employment agreements:

Term of Each Agreement. Commences May 1, 2008 and expires April 30, 2009.

Base Salary. An annual base salary of $550,000 for Mr. McCracken, $500,000 for Mr. Holiday, $360,000 for Mr. Laverty and $385,000 for Mr. Yang.

Annual Cash Bonus. Opportunity to participate in the Company’s applicable annual cash bonus plan. The target bonus award is fifty-five percent (55%) of Messrs. McCracken’s, Holiday’s, Laverty’s and Yang’s respective base salary.

Long-term Incentive. Opportunity to participate in the Company’s applicable long-term incentive plan.

Other benefits. Other benefits include paid-time off, participation in the Company’s health and welfare plans, 401(k) retirement investment plan, employee stock purchase plan and executive deferred compensation plan, permanent disability benefits (salary continuation, portion of target annual cash bonus, accelerated vesting of a portion of unvested long-term incentive awards and COBRA premiums), and, to the extent the Company provides them to other officers generally, financial, tax and estate planning and related services, annual physicals and golf expense reimbursements. In addition, in connection with the commencement of his employment, Mr. Yang is entitled to certain relocation benefits to assist with the relocation of his family to San Diego County, California from Washington, provided such relocation occurs on or before January 31, 2009.

Post-Termination Payments. Upon a termination by the Company without substantial cause or by the officer for good reason, including non-renewal of the employment agreement under certain circumstances, the officer is entitled to post-termination payments as follows: (i) a cash payment equal to the officer’s target bonus for the year of termination prorated based upon the number of days employed for such year, (ii) the immediate vesting of unvested long-term incentive compensation awards (as described below), (iii) special severance payments (as described below), provided the officer executes a general release of claims in favor of the Company, continues to uphold his confidentiality obligations to the Company and does not disparage the Company or its officers, employees, vendors, customers, products or activities, (iv) incentive payments (as described below), provided the officer chooses not to engage in any business or venture that competes with the Company or its affiliates, (v) payment of COBRA and/or CalCOBRA premiums for the severance period, (vi) the continuation for the severance period of financial, tax and estate planning services and (vii) outplacement services for up to one year. For each of Messrs. McCracken and Holiday, all unvested long-term incentive compensation awards held as of the date of termination would immediately vest in full, except that any potential payment related to the accelerated vesting of performance cash units will not be made until completion of the relevant performance period and then only if the performance criteria is deemed satisfied. For each of Messrs. Laverty and Yang, unvested long-term incentive compensation awards held as of the date of termination would immediately vest to the extent they would have vested had he remained employed by the Company pursuant to the employment agreement for 12 months from the date of termination, except that any potential payment related to the accelerated vesting of performance cash units will not be made until completion of the relevant performance period and then only if the performance criteria is deemed satisfied. For each of Messrs. McCracken and Holiday, the special severance payments and incentive payments would each equal 0.75 times the sum of his base salary and annual target bonus, payable over an 18-month period. For each of Messrs. Laverty and Yang, the special severance payments and incentive payments would each equal 0.50 times the sum of his base salary and annual target bonus, payable over a 12-month period.

Change in Control Rights. Upon a Termination Event (as such term is defined in the applicable employment agreement), within one year following a Change in Control (as such term is defined in the applicable employment agreement), the employment agreements generally provide for the same benefits as in the case of a termination by the Company without substantial cause (as described above), except that the amounts of the special severance and incentive payments are greater. For each of Messrs. McCracken and Holiday, each of the special severance and the incentive payments would each equal 1.495 times the sum of his base salary and annual target bonus, payable over a 36-month period. For each of Messrs. Laverty and Yang, the special severance and the incentive payments would each equal 1.0 times the sum of his base salary and annual target bonus, payable over a 24-month period. In addition, the employment agreements provide for a reduction in payments to the extent such payments would otherwise be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The long-term incentive compensation award agreements between the Company and each of Messrs. McCracken, Holiday, Laverty and Yang generally provide for vesting of the awards in full immediately prior to a change in control, subject to the board of directors or its compensation committee taking action to provide otherwise.

Forfeiture. If the Company is required to prepare an accounting restatement due to material non-compliance by the Company as a result of the intentional misconduct or gross negligence of the officer, the officer is required to forfeit (i) any bonus paid within 12 months of filing the document being restated, (ii) any gain on the sale of Company securities during that same period, (iii) the right to receive severance and incentive payments and (iv) any unvested and/or unexercised long-term incentive compensation awards.

The descriptions of the terms of the employment agreements are qualified in their entirety by reference to the applicable employment agreements, which are attached hereto as Exhibits 10.46 – 10.49 and hereby incorporated in this Item 5.02 by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed or furnished herewith:

Exhibit 10.46 Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2008, by and between Callaway Golf Company and Steven C. McCracken.

Exhibit 10.47 Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2008, by and between Callaway Golf Company and Bradley J. Holiday.

Exhibit 10.48 Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2008, by and between Callaway Golf Company and David A Laverty.

Exhibit 10.49 Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2008, by and between Callaway Golf Company and Thomas Yang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Dated: May 6, 2008	By:	/s/ Bradley J. Holiday
		Name:	Bradley J. Holiday
		Title:	Senior Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.46	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2008, by and between Callaway Golf Company and Steven C. McCracken.

10.47	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2008, by and between Callaway Golf Company and Bradley J. Holiday.

10.48	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2008, by and between Callaway Golf Company and David A Laverty.

10.49	Callaway Golf Company Officer Employment Agreement, entered into as of May 1, 2008, by and between Callaway Golf Company and Thomas Yang.

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